UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/ A

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 19, 2011

FIFTH THIRD BANCORP

(Exact Name of Registrant as Specified in Its Charter)

OHIO

(State or Other Jurisdiction of Incorporation)

001-33653	31-0854434
(Commission File Number)	(IRS Employer Identification No.)

Fifth Third Center 38 Fountain Square Plaza, Cincinnati, Ohio	45263
(Address of Principal Executive Offices)	(Zip Code)

(800) 972-3030

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

This amendment to the Current Report on Form 8-K of Fifth Third Bancorp filed with the SEC on January 19, 2011 at 4:44 PM in connection with its earnings release and conference call for the fourth quarter of 2011 is being filed solely for the purpose of modifying information contained on slide 50 titled “Regulation G Non-GAAP reconciliation” in Exhibit 99.2.

In the slide as corrected, the Common shares outstanding (in millions) in the column titled “Pro forma Common Share Issuance, TARP December 2010” is now 910 instead of 796 as previously reported and the Common shares outstanding (in millions) in the column titled “Pro forma Common Share Issuance December 2010” is now 910 instead of 796 as previously reported. In the slide as corrected, the Tangible book value per share in the column titled “Pro forma Common Share Issuance, TARP December 2010” is now 10.34 instead of 11.83 as previously reported and the Tangible book value per share in the column titled “Pro forma Common Share Issuance December 2010” is now 10.51 instead of 12.02 as previously reported.

The slide as corrected is furnished as Exhibit 99.1 hereto.

The information in this Form 8-K and Exhibit 99.1 attached hereto shall not be deemed filed for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference

Item 9.01	Financial Statements and Exhibits

Exhibit 99.1 – Slide 50 titled “Regulation G Non-GAAP reconciliation” originally from Exhibit 99.2 to the Current Report on Form 8-K of Fifth Third Bancorp filed with the SEC on January 19, 2011 at 4:44 PM, as corrected (solely “furnished” and not “filed” for the purposes of the Securities Exchange Act of 1934, as amended)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIFTH THIRD BANCORP (Registrant)

January 20, 2011	/s/ DANIEL T. POSTON
Daniel T. Poston
Executive Vice President and Chief Financial Officer